Exhibit 21

KAISER GROUP HOLDINGS, INC.
12303 Airport Way, Suite 125

Broomfield, CO 80021
(720) 889-2770

Kaiser Group Holdings, Inc.’s consolidated subsidiaries are listed below.  Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

Consolidated Subsidiary						Jurisdiction of Formation
I.	Kaiser Group International, Inc.					Delaware
	II.	Kaiser Analytical Management Services, Inc.				Delaware
	II.	Kaiser Engineers Group, Inc.				Delaware
		III.	Henry J. Kaiser Company			Nevada
		III.	Kaiser Engineers, Inc.			Ohio
			IV.	KRGW Company (Canada), Inc.		Canada
			IV.	Kaiser Overseas Engineering, Inc.		Delaware
			IV.	Kaiser Engineers and Constructors, Inc.		Nevada
				V.	Kaiser Engenharia, S.A. (50%)	Portugal
			IV.	Kaiser Engineers International, Inc.		Nevada
				V.	Kaiser Engenharia, S.A. (50%)	Portugal
	II.	Kaiser Engineers Massachusetts, Inc.				Delaware
	II.	Kaiser Government Programs, Inc.				Delaware
		III.	Kaiser K-H Holdings, Inc.			Delaware
			IV.	Kaiser-Hill Company, LLC (50%)		Colorado
				V.	Kaiser-Hill Funding Company, L.L.C. (98%)	Delaware
			IV.	Kaiser-Hill Funding Company, L.L.C. (1%)		Delaware
	II.	Kaiser Hanford Company				Delaware
	II.	Kaiser Holdings Unlimited, Inc.				Delaware
		III.	Kaiser Engineers Eastern Europe, Inc.			Delaware
			IV.	Kaiser Netherlands B.V. (10%)		Netherlands
		III.	Kaiser Netherlands B.V. (90%)			Netherlands
	II.	Kaiser Technology Holdings, Inc.				Delaware
		III.	Kaiser Advanced Technology, Inc.			Idaho
	II.	Monument Select Insurance Company				Vermont
		III.	MSIC, Inc.			Delaware
	II.	Tudor Engineering Company				Delaware